Exhibit 99.1

Cambium Learning Group adds Rosetta Stone to its portfolio of digital-centric learning brands

Rosetta Stone has entered into a definitive agreement to be acquired by Cambium Learning Group. Rosetta Stone shareholders will receive $30 per share in cash.

ARLINGTON, VA — August 31, 2020 — Rosetta Stone Inc. (NYSE:RST) (“Rosetta Stone” or the “Company”), a world leader in technology-based learning solutions, today announced that, following a comprehensive process, it has entered into a definitive agreement to be acquired by Cambium Learning Group (“Cambium”), a leading provider of digital education solutions and a portfolio company of Veritas Capital (“Veritas”). Cambium will acquire Rosetta Stone in an all cash transaction for $30 per share, representing an equity value of approximately $792 million, and a premium of approximately 87.5% to Rosetta Stone’s unaffected closing price on July 16, 2020, the last trading day before a media report was published speculating about a potential sale process.

The Board of Directors of Rosetta Stone unanimously approved the transaction with one director not participating due to a potential interest in the transaction. The companies anticipate completing the transaction in the fourth quarter of 2020, subject to the satisfaction of customary closing conditions.

Founded in 1992, Rosetta Stone’s language division uses innovative digital solutions to help all types of learners read, write, and speak more than 30 languages. Under its iconic brand, Rosetta Stone provides technology-based language solutions to individual customers, schools and businesses globally. Lexia Learning, Rosetta Stone’s literacy education division, was founded more than 35 years ago and is a leader in the literacy education space. Today, Lexia helps students build reading and oral language skills through its rigorously researched, independently evaluated, and widely respected instruction and assessment blended-learning programs. Solutions include Lexia® Core5® Reading (online differentiated literacy instruction for students of all abilities in grades pre-K-5), Lexia® PowerUp® Literacy (online solution to help struggling readers in grades 6-12 become proficient readers and confident learners), Rosetta Stone® English (online blended solution to build oral language skills in emergent bilinguals), and Lexia® Rapid™ Assessment (research-based, computer-adaptive reading and language assessment).

With a portfolio of award-winning brands, Cambium’s digital and blended curriculum, professional learning, and assessment solutions drive proficiency, equity and other learning outcomes in classrooms everywhere. The addition of the Lexia and Rosetta Stone product lines further enhances Cambium’s highly unique continuum of digital products. Cambium is backed by Veritas Capital, a leading investment firm with deep industry expertise and over two decades of experience investing in companies that provide critical products and services to government and commercial customers worldwide.

John Hass, Chairman and Chief Executive Officer of Rosetta Stone, said, “This transaction represents the next step on a path that, over the past several years, has transformed our language business and built a previously small K-12 software business into a growing leader in education technology. As part of Cambium, we will have the scale and resources to fulfill our mission and to further leverage the strength of our outstanding team to continue building and delivering technology-based solutions that support the ability to change learners’ lives through language and literacy education. I am especially grateful for the incredible dedication of our global team who, in a difficult environment this year, transitioned smoothly to delivering high-quality learning at home for students and adults.”

“Cambium continues to thoughtfully curate a portfolio of only the best learning brands,” said John Campbell, Chief Executive Officer of Cambium. “With the significant addition of Rosetta Stone, including Lexia Learning, we are now able to deliver even more expansive solutions to teachers, administrators, and learners everywhere, and offer a continuum of best-in-class digital solutions that deliver personalized instruction. The team at Rosetta Stone is truly exceptional and I look forward to working together to grow their already-impressive leadership position.”

“The acquisition of Rosetta Stone brings highly strategic products and intellectual property to Cambium’s market leading family of brands,” said Ramzi Musallam, Chief Executive Officer and Managing Partner of Veritas. “We look forward to Cambium’s continued investment in its award-winning product portfolio, and are thrilled to be partnering with Rosetta Stone’s talented employees as we advance our collective mission of improved learning outcomes through differentiated technology solutions.”

The Rosetta Stone Board, company management and advisors drove a deliberate and comprehensive strategic review process. The decision to enter into an agreement with Cambium was the result of this extended evaluation of strategic alternatives by Rosetta Stone’s Board of Directors. As part of that review, the Company held discussions with a number of parties, including Cambium, through a formal, competitive process. Further details of the transaction and background of the sale process will be included in the Company’s Schedule 14D-9 with respect to the tender offer.

Goldman Sachs & Co. LLC acted as exclusive financial advisor to Rosetta Stone’s Board of Directors, and Hogan Lovells US LLP served as the company’s legal advisor. Schulte Roth & Zabel LLP acted as Cambium’s legal advisor in connection with the transaction.

About Rosetta Stone Inc.

Rosetta Stone Inc. (NYSE: RST) is dedicated to changing people’s lives through the power of language and literacy education. The company’s innovative digital solutions drive positive learning outcomes for the inspired learner at home or in schools and workplaces around the world.

Founded in 1992, Rosetta Stone’s language division uses advanced digital technology to help all types of learners read, write and speak more than 30 languages, including several endangered languages. Lexia Learning, Rosetta Stone’s literacy education division, was founded more than 35 years ago and is a leader in the literacy education space. Today, Lexia helps students build fundamental reading skills through its rigorously researched, independently evaluated, and widely respected instruction and assessment programs.

For more information, visit www.rosettastone.com. “Rosetta Stone” is a registered trademark or trademark of Rosetta Stone Ltd. in the United States and other countries.

About Cambium Learning Group

Cambium Learning® Group believes every student has great potential, teachers are mission-critical, and data, instruction and practice work together to drive performance. With a portfolio of award-winning brands, Cambium Learning Group’s digital and blended curriculum, professional learning, and assessment solutions drive proficiency, equity, and other learning outcomes in classrooms everywhere.

Brands include Learning A-Z® (online differentiated instruction for elementary school reading, writing and science), ExploreLearning® (online interactive math and science simulations, a math fact fluency solution, and a K-2 science solution), Voyager Sopris Learning® (blended solutions that accelerate struggling learners to achieve in literacy and math and professional learning for teachers), Cambium Assessment (innovative state- and district-level assessment solutions), and VKidz® Learning (online PreK-12 homeschool curriculum and programs for literacy and math). Come learn with us at www.cambiumlearning.com.

About Veritas Capital

Veritas is a leading private investment firm that invests in companies that provide critical products and services, primarily technology and technology-enabled solutions, to government and commercial customers worldwide, including those operating in the healthcare, aerospace & defense, software, national security, communications, energy, government services and education industries. Veritas seeks to create value by strategically transforming the companies in which it invests through organic and inorganic means. For more information on Veritas, visit www.veritascapital.com.

Additional Information

The tender offer for the outstanding common stock of Rosetta Stone has not yet commenced. This document and any other materials referenced herein do not constitute an offer to purchase nor a solicitation of an offer to sell shares of Rosetta Stone’s common stock. At the time the tender offer is commenced, Cambium Holding Corp. and Empower Merger Sub Inc. will file a tender offer statement on Schedule TO and related materials, including an offer to purchase, a letter of transmittal and other offer documents, with the U.S. Securities and Exchange Commission (“SEC”), and Rosetta Stone will file with the SEC a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. Cambium Holding Corp., Empower Merger Sub Inc. and Rosetta Stone intend to mail these documents to the shareholders of Rosetta Stone. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE TENDER OFFER STATEMENT AND RELATED MATERIALS (INCLUDING THE OFFER TO PURCHASE AND LETTER OF TRANSMITTAL) AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE TENDER OFFER WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE MAKING A DECISION TO TENDER THE SHARES. These documents (once they become available) will be available free of charge on the SEC’s website at www.sec.gov. These materials may also be obtained by contacting the Company’s Investor Relations department at 1621 North Kent Street, Suite 1200, Arlington, Virginia 22209, (917) 572-5555 or the investor relations section of the Company’s website at http://investors.rosettastone.com.

Forward-Looking Statements

This press release contains forward-looking statements, including, without limitation, statements relating to the expected benefits of the proposed transaction and the timing of the closing of the proposed transaction. Generally, forward-looking statements can be identified by non-historical statements and often include words such as “forecasts,” “potential,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future-looking or conditional verbs, such as “will,” “should,” “could,” “may,” “might,” “aims,” “intends,” “projects,” or similar words or phrases. You should not place undue reliance on these statements. These statements are based on current expectations, forecasts and assumptions of Cambium and Rosetta Stone that are subject to risks and uncertainties that could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, the risk that the conditions to the offer or the merger set forth in the merger agreement will not be satisfied or waived, including the receipt of regulatory clearances related to the merger; uncertainties as to the timing of the tender offer and subsequent merger, including that the offer and merger will not close within the anticipated time periods, or at all; uncertainties as to how many Rosetta Stone shareholders will tender their shares in the offer; the risk that competing offers will be made; changes in either companies’ businesses during the period between now and the closing of the proposed transaction; the successful integration of Rosetta Stone into Cambium’s business subsequent to the closing of the proposed transaction; the risk that the strategic benefits, synergies or opportunities expected from the proposed transaction may not be realized or may take longer than expected to be realized; adverse reactions to the proposed transaction by employees, customers, vendors or strategic partners; dependence on key personnel and customers; management of growth and organizational change; risks associated with litigation; competitive actions in the marketplace; and regulatory actions or delays or government regulation generally, including potential regulatory actions or delays relating to the completion of the proposed transaction; as well as other factors detailed in Rosetta Stone’s filings with the SEC, including Rosetta Stone’s most recent quarterly Form 10-Q filing and Annual Report on Form 10-K for the year ended December 31, 2019, and those updated from time to time in Rosetta Stone’s future reports filed with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those set forth in the forward looking statements. There can be no guarantee that the proposed transaction described in this announcement will be completed on the currently proposed terms or at all at any particular time.